Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Coale, President, Chief Executive and Operating Officer, Secretary and Treasurer of Patriot Gold Corp. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB of the Company for the year ended May 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 28, 2006

/s/ Robert Coale

Robert Coale

President, Chief Executive and Operating Officer, Secretary, and Treasurer

(Principal executive officer and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to American Goldfields Inc. and will be retained by American Goldfields Inc. and furnished to the Securities and Exchange Commission or its staff upon request.